AGREEMENT BETWEEN PARTIES

                  This Agreement is made effective and entered into this 1st day of October, 1996 by and between Phillips Motorsports, Inc., an Oregon corporation, hereinafter referred to as ("Phillips"), and SC&T Racing Enterprises Limited, an Arizona corporation, hereinafter referred to as ("SC&T Racing").

                  WHEREAS Phillips runs, owns and operates a professional formula Atlantic Team;

                  WHEREAS Phillips desires to compete in the 1997 Player's Toyota Atlantic Series, and plan for the 1998 season before the final venue of the 1997 season, and SC&T Racing desires to promote its name and products and become a sponsor;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements between the parties and other good and valuable consideration, the parties hereto agree as follows:

1)                ENTRY
                  -----

                  Phillips agrees to send in the entry as early as possible to maximize SC&T Racing's exposure in program printing, press releases and any other official race public relations documents. All press materials from Phillips must have pre-approval by SC&T Racing prior to release. Press materials will be on hand at each race venue.

2)                CONTRIBUTION OF PARTIES
                  -----------------------

                  Phillips
                  --------

                  Phillips agrees to maintain, repair and replace, as necessary, one (1) Ralt RT-41 Atlantic car and engines with electronic fuel injection for approximately 48/50 days of testing and racing. Said car shall be maintained race-ready and in competitive condition with standards equal to or greater than a performance rating equal to or greater than any of the other top competitors in the Series. Phillips shall supply tires as needed for the races and as needed for testing. Phillips shall supply a minimum of two mechanics per car plus a team manager. Phillips shall provide a sufficient number of qualified mechanics and all other personnel required to maintain and operate the car in good and attractive order, as well as all other additional incidental equipment required to properly support the car and its activities. Phillips' fees include management, logistics, transportation, consulting, preparation, car engineering and driver development, and also pays for mechanics' lodging and all other expenses.

                  Phillips will install eight (8) flags on the trailer in the logo and colors of SC&T Racing.

                  Phillips will provide a hospitality area that will accommodate up to 15 people. This area will be decorated with the logo and colors of SC&T Racing. Food and beverage also will be provided at each venue.

                  Phillips will reserve six (6) hotel rooms at each race venue for SC&T Racing attendees. Payment for these rooms will be the responsibility of SC&T Racing. Phillips also will identify a key special events manager for SC&T Racing during the race season as lead contact between Phillips and SC&T Racing.

                  It is the goal of the parties to make every effort possible to win the race and the Series Championship. Phillips agrees to show its due diligence at all times and make maximum effort to provide the necessary equipment and team to accomplish this goal.

                  Consideration
                  -------------

                  In consideration therefor, and provided Phillips is not in default, SC&T Racing agrees to provide Phillips $605,000 (US) for the 1997 season with payment as follows: $150,000 Deposit of Intent, upon signing this agreement. The balance will be in monthly payments due on the 5th day of the months as follows:
                  December, 1996 $100,000; January, 1997 $50,000; February, 1997
                  $50,000;  March, 1997 $42,000;  April, 1997 $42,000; May, 1997
                  $42,000; June, 1997 $42,000; July, 1997 $42,000; and the final payment August 1997 of $45,000. All payments will be made by bank transfer after the Deposit of Intent payment. There will be no other expenses, liabilities, or charges to SC&T Racing unless specifically contained herein or in a written agreement signed by SC&T Racing. If, for any reason, Phillips is unable to continue for the full racing season, the consideration will be prorated as to the actual number of events run.

3)                PRIZE MONEY
                  -----------

                  Phillips agrees that 10% of all prize money will be paid to a charity as specified by and in the name of SC&T Racing. All remaining prize monies and contingencies will go to Phillips for distribution to team members and operating expenses as deemed necessary.

4)                SPONSORSHIP
                  -----------

                  In case of accident and/or health problems, Phillips will choose a replacement driver, subject to the prior approval of SC&T Racing. Both parties acknowledge that the sponsors belong to SC&T Racing, and Phillips agrees not to solicit any of the sponsors in any way for a minimum period of two years from the last date of SC&T Racing/Phillips association. Should Phillips wish to add sponsorship to the race car, or make any changes in the design and/or decoration, it may be done only with SC&T Racing's express written permission, and proceeds of such additional sponsorship shall be split between SC&T Racing and Phillips as agreed. The mechanics and other team participants will be required to wear any and all sponsor names and clothing that may be required by SC&T Racing and to have photographs utilized in any and all advertising for SC&T Racing and its affiliates. Phillips will provide twelve (12) uniforms and four (4) driver suits less jackets and caps that will be provided by SC&T Racing. SC&T Racing may procure more for promotional purposes at their desire and cost. Phillips will not seek out or allow any sponsor or provider of products or services that is deemed to be in competition with SC&T Racing. SC&T Racing shall have the right, at no expense and on a royalty-free basis, to use the names and likenesses of Phillips in endorsements, commercial advertising and promotions that shall include all forms of media.

                  Phillips will make every effort to have the driver attend autograph and photo sessions and selected SC&T Racing events. Any and all direct expenses and per diem to attend the special events for SC&T Racing are the responsibility of SC&T Racing.

                  Phillips will paint the tractor/trailer in the appropriate colors and design of SC&T Racing. A show car and smaller trailer also will be provided in the color and design of SC&T Racing for use by SC&T Racing during the race season and in the off season, which car will also be used as the back up racing car.

                  Phillips shall have the uniforms, tractor/trailer and show car and trailer finished for participation in the planned launch scheduled for Las Vegas, Nevada the first week of January, 1997. The above costs are included in the 1997 racing budget with the exception of room cost for the event.

5)                CONFIDENTIALITY
                  ---------------

                  All the terms of this contract shall be kept confidential by both parties, their agents, employees, and principals, both during and after the term of this contract, except that SC&T Racing may copy its sponsor(s) if so required, and further that SC&T Racing may disclose whatever its' attorneys deem necessary to comply with all laws, including securities laws disclosures.

6)                HOLD HARMLESS AGREEMENT
                  -----------------------

                  Phillips shall indemnify and hold harmless SC&T Racing, its officers, directors, agents and employees, from all claims, actions, suits, judgments, costs and fees, including counsel fees, which arise from the acts and omissions of Phillips, its agents, employees, or third parties under its control. The indemnity provisions of this Agreement shall survive the termination of this Agreement. Phillips shall furnish SC&T Racing with releases signed by Phillips and all its personnel connected with its performance of this Agreement in a form acceptable to SC&T Racing. Phillips compliance with the foregoing obligation shall be a condition precedent to the enforcement of SC&T Racing's obligations hereunder.

7)                RIGHT OF FIRST REFUSAL
                  ----------------------

                  SC&T Racing has first right of refusal with Phillips and the Driver for the 1998 season.

8)                ASSIGNMENT/ENTIRE AGREEMENT
                  ---------------------------

                  This Agreement may be assigned by SC&T Racing upon written notification to Phillips to do so. Phillips may not assign or transfer all or any rights under this Agreement without the express written consent of SC&T Racing. This Agreement contains the entire agreement between the parties and any agreement hereafter to change, modify, discharge or affect the terms of the Agreement in whole or in part, shall be made in writing and signed by both parties. This Agreement shall be construed and governed by the laws of the State of Arizona. Litigation arising out of this Agreement, shall be conducted only in the County of Maricopa, State of Arizona.

9)                RACE DRIVER
                  -----------

                  Phillips agrees to provide a race driver and a backup ("Driver") who is or will be under exclusive written contract with Phillips for this racing season, and a copy of such contract shall be furnished to SC&T Racing.

10)               SPECIAL RIGHT OF TERMINATION BY SPONSOR
                  ---------------------------------------

                  Phillips agrees that SC&T Racing shall have the right to terminate this Agreement, subject to the following terms and conditions:


                  A. In the event that Phillips materially breaches this Agreement, or materially defaults in the performance of any obligation hereunder and does not remedy such breach or default within ten (10) days following written notice from SC&T Racing specifying such breach or default, SC&T Racing shall have the right to terminate this Agreement forthwith; or

                  B. In the event  that  Phillips  or its  agents or the  Driver commit any act or are involved in any situation tending to bring Phillips and/or SC&T Racing into public disrespect, scandal, or ridicule, tending to shock or offend the community, tending to derogate from the public image of SC&T Racing or Phillips, or tending to reflect unfavorably upon SC&T Racing or Phillips or any of their products or services, then SC&T Racing shall have the right to terminate this Agreement immediately upon notice given to Phillips.

                  C. In the event of the following: (i) the making by Phillips of an assignment for the benefit of creditors; (ii) the appointment of a trustee, receiver or similar officer of any court for Phillips; or (iii) the institution of bankruptcy, composition, reorganization, insolvency or liquidation proceedings by or against Phillips without such proceedings being dismissed within thirty (30) days from the date of the institution thereof, SC&T Racing shall have the right to terminate this Agreement.

11)               RELEASE
                  -------

                  Phillips, for itself, its successors and assigns, jointly and severally releases and forever discharges SC&T Racing, its successors and assigns, its officers, shareholders, employees and agents from any and every claim, demand, loss, damage action or right of action, of whatever kind or nature, either in law or in equity, arising from or by reason of any bodily injury or personal injury known or unknown, death or property damage that may occur as a result of participation in or preparation for racing events, or any other activities in connection therewith, whether the result of negligence or otherwise. Phillips further agrees to obtain and keep on file, releases from any and all members of the crew, whether salaried, casual or volunteer workers. Neither Phillips, nor any agent nor employee of Phillips, shall make any claim against SC&T Racing with respect to any remuneration in the nature of salary or otherwise or with respect to any cost, damage, loss or expense incurred for any reason, including but not limited to damage, injury or death which may be suffered by Phillips, its agents, employees, third parties or any property of Phillips.

12)               THE NATURE OF THE RELATIONSHIP
                  ------------------------------

                  The parties expressly understand and agree that Phillips is acting as an independent contractor, unrelated to the SC&T Racing. Phillips shall not have authority or right to bind SC&T Racing contractually or otherwise. Nothing in this Agreement is intended to create a relationship, express or implied, of employer-employee or partnership between SC&T Racing and Phillips. Each party shall be fully liable for Worker's Compensation premiums and liability, Federal, State and local withholding taxes or charges with respect to its respective employees and each agrees to save the other harmless from any claims brought against the other in respect thereto. For all purposes and specifically with reference to the subject matter of the Agreement, the parties shall be and act as independent contractors, and under no circumstances shall this Agreement be construed as one of agency, partnership, joint venture or employment between the parties. Each party acknowledges and agrees that it neither has nor will give the appearance or impression of having any legal authority to bind or commit the other party in any way.

13)               TRADEMARKS
                  ----------

                  The words "Platinum Sound," any and all SC&T Racing's brand logos, labels, designs, product identification, decals and artwork (referred to herein collectively as "SC&T Trademarks") shall remain the property of SC&T Racing. SC&T Racing grants to Phillips the right to use the above in accordance with the provisions hereof, provided that such right is non-exclusive, nonassignable, and nontransferable. Any and all rights under trademark or copyright law or other property rights arising from such use thereof shall inure to the sole benefit of SC&T Racing. All pictures, prints, motion pictures, audio or visual tapes, artists' renderings, plans, ideas, concepts and other things which are made or prepared by or for SC&T Racing or its agents in connection with its sponsorship of the Car shall be and remain the exclusive property of SC&T Racing. SC&T Racing shall have the right to obtain, register and otherwise perfect sole and exclusive ownership of any of the aforementioned items by means of copyright, trademark, service mark or other proprietary means anywhere and at any time, and shall have the right to use any such items in perpetuity in any manner, when and where it may designate, without any claim on the part of Phillips or any third party to any right of ownership or right to additional compensation.

14)               INSURANCE
                  ---------

                  Phillips or qualified subcontractors shall provide SC&T Racing with access to the standard liability insurance policies provided by Event sponsors, having aggregate coverage limits of no less than Ten Million Dollars ($10,000,000.00). These policies will be extended to provide for SC&T Racing as an named additional insured or other evidence reasonably satisfactory to SC&T Racing that it is properly covered by insurance. Phillips will provide SC&T Racing proof of insurance by delivering copies of the declaration pages of all applicable policies. Any change or cancellation in that policy will require ten (10) days notice to SC&T Racing by Phillips. Phillips shall also provide and maintain liability insurance on the tractor-trailer of not less than One Million Dollars ($1,000,000.00) and provide evidence thereof to SC&T Racing.

15)               EXPENSES
                  --------

                  Except as otherwise expressly provided herein, each party will be responsible for any expenses incurred by such party in connection herewith.

16)               TERMS
                  -----

                  This Agreement commences October 1, 1996 and runs through the racing season to September 30, 1997; however, certain marketing or promotional events may take place through
                  December 1997 and Phillips will participate as agreed upon between the parties.

Executed on this 1st day of October, 1996.

PHILLIPS MOTORSPORTS, INC.                       SC&T RACING INTERNATIONAL, INC.



/s/ Pierre Phillips                              /s/ James L. Copland
--------------------------                       ---------------------------
Pierre Phillips, President                       James L. Copland, President
                                        7